Exhibit 1.2

Wells Fargo & Company

$100,000,000 Floating Rate Notes Due August 10, 2021

Underwriting Agreement

August 8, 2016

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

Ladies and Gentlemen:

Wells Fargo & Company, a Delaware corporation (the “Company”), proposes to issue and to sell to Wells Fargo Securities, LLC (the “Underwriter”), the principal amount of its securities identified in Schedule I hereto (the “Notes”). The Notes are to be issued pursuant to an indenture dated as of July 21, 1999, between the Company and Citibank, N.A., as trustee (the “Trustee”), as supplemented from time to time (the “Indenture”).

The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-195697) as defined in Rule 405 under the Securities Act for the registration of securities, including the Notes, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”). No notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. Such registration statement, including any amendments thereto, became effective upon filing and no order suspending the effectiveness of such registration statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the SEC. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company proposes to file with the SEC pursuant to Rule 424 under the Securities Act a supplement to the prospectus included in such registration statement relating to the Notes in the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding the Statements of Eligibility on Form T-1), as amended at the date of this Agreement, and including any prospectus supplement relating to the Notes that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplemented form of prospectus, in the form in which it shall be filed with the SEC pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus.” The term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. The term “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, that (i) is required to be filed with the SEC by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or the offering that does not reflect the final terms. The term “Applicable Time” shall mean the Applicable Time listed in Schedule II hereto. The term “Disclosure Package” shall mean (A) the Basic Prospectus, as amended and supplemented to the Applicable Time, (B) the preliminary prospectus supplement dated August 3, 2016, in the form filed with the SEC pursuant to Rule 424(b) under the Securities Act on August 3, 2016, relating to the offer of $100,000,000 principal amount of the Company’s Floating Rate Notes due August 10, 2021 (for purposes of this Underwriting Agreement, the “Preliminary Final Prospectus”), (C) the Issuer Free Writing Prospectuses and any other information identified in Schedule III hereto, and (D) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein as of the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or the relevant Applicable Time, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

1.            Company Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:

(a)

Registration Statement, Final Prospectus and Indenture. At the time the Registration Statement was filed and became automatically effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder. As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Final Prospectus furnished by the Underwriter consists of such information described as such in the letter dated the Closing Date (the “Underwriter Blood Letter”) delivered to the Company by the Underwriter. The Indenture complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder.

(b)	Disclosure Package. At the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in the Underwriter Blood Letter.

(c)	Well-Known Seasoned Issuer Status. (i) At the time of filing of and the automatic effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or l5(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule l63(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption in Rule 163 under the Securities Act, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the SEC relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(d)

Ineligible Issuer Status. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and at the date of this Agreement, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act).

(e)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in the Underwriter Blood Letter.

(f)	Financial Statements.

(i)        The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(ii)       Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any change in the capital stock (other than changes in common stock (including treasury stock) resulting from repurchases and issuances of common stock pursuant to director and employee compensation and other benefit plans described in, the Registration Statement, the Disclosure Package and the Final Prospectus), material increase in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (ii) neither the

Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(iii)      KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(g)	Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized and, upon execution and delivery by the Underwriter, will be a valid and binding agreement of the Company; the Notes have been duly authorized and, when the Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against the payment of the consideration therefor specified in this Agreement, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Indenture has been duly authorized and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes will conform in all material respects to all statements relating thereto contained in the Final Prospectus and the Disclosure Package; and the Notes will be entitled to the benefits provided by the Indenture.

(h)

Legal Proceedings; Contracts. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been so filed.

(i)	Investment Company Act of 1940. The Company is not subject to registration or regulation under the Investment Company Act of 1940, as amended.

(j)	[Intentionally Omitted.]

2.            Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price set forth in Schedule II hereto, the principal amount of the Notes set forth in Schedule I hereto.

The Company understands that the Underwriter intends to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Notes on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Notes to or through any affiliate of the Underwriter.

3.            Delivery and Payment. Delivery of, and payment for, the Notes shall be made at the office, on the date and at the time specified in Schedule II hereto, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes to be purchased on the Closing Date shall be made to the Underwriter, with any transfer taxes payable in connection with the sale of such Notes duly paid by the Company, against payment by the Underwriter of the purchase price thereof in the manner set forth in Schedule II hereto. Delivery of the Notes will be made through the facilities of The Depository Trust Company (“DTC”), unless the Underwriter shall otherwise instruct.

4.            Agreements. The Company covenants with the Underwriter as follows:

(a)

Notice of Certain Events. The Company will notify the Underwriter immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the SEC with respect to the Registration Statement, the Preliminary Final Prospectus, if any, or the Final Prospectus, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice and, if any stop order or notice is issued, the Company will use its best efforts to obtain the withdrawal or lifting of such stop order or notice.

(b)	Notice of Certain Proposed Filings. The Company will not file any amendment or supplement to the Registration Statement or the Final Prospectus prior to the Closing Date to which the Underwriter reasonably objects promptly after reasonable notice thereof, unless in the opinion of counsel to the Company such amendment or supplement is required by law; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than filings of Current Reports on Form 8 K (to which the foregoing requirement shall apply), copies of which filings the Company will cause to be delivered to the Underwriter promptly after being transmitted for filing with the SEC. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 of this Agreement.

(c)	Copies of the Registration Statement and the Final Prospectus. The Company will deliver to counsel for the Underwriter one manually signed and as many conformed copies as requested of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Final Prospectus). The Company will furnish to the Underwriter, without charge, (i) as many copies of the Final Prospectus (as amended or supplemented) as the Underwriter shall reasonably request, so long as the Underwriter is required to deliver a Final Prospectus (including where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with sales of the Notes, and (ii) as many copies of the Disclosure Package as the Underwriter shall reasonably request.

(d)	Preparation of Term Sheet. The Company will prepare a final term sheet with respect to the Notes in a form previously approved by the Underwriter and will file such term sheet pursuant to Rule 433(d) under the Securities Act not later than the time period specified therein. Such final term sheet shall be an Issuer Free Writing Prospectus.

(e)

Revisions of Final Prospectus—Material Changes. If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly notify the Underwriter and will, upon its request, prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s request for, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(f)	Revisions of Disclosure Package—Material Changes. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented and will, upon request of the Underwriter, amend or supplement the Disclosure Package to correct such statement or omission.

(g)	Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement or statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the Securities Act) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to the sale of the Notes.

(h)	Blue Sky Qualifications. The Company will arrange to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process, to subject itself to taxation in any jurisdiction where it is not so subject or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)	Exchange Act Filings. The Company, during the period when the Final Prospectus is required to be delivered under the Securities Act, will, subject to subsection (b) of this Section, file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)

Stand Off Agreement. During the period beginning on the date hereof and ending on the business day after the Closing Date, the Company will not, without the Underwriter’s prior consent, offer or sell, announce the offering of or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes (other than the Notes and commercial paper in the ordinary course of business). For the avoidance of doubt, this Stand Off Agreement shall not apply to the notes issued and sold pursuant to the Underwriting Agreement, dated August 3, 2016 between the Company and the Underwriter.

(k)	Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(l)	Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including reasonable fees and disbursements of counsel for the Underwriter) in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such domestic and foreign jurisdictions as the Underwriter may designate and the printing of memoranda relating thereto, for any fees or other expenses in connection with preparing the Notes, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Notes and for expenses incurred in printing and distributing the Basic Prospectus, Preliminary Final Prospectus, Free Writing Prospectus and the Final Prospectus.

5.            Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein, as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions:

(a)	No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice under Rule 401(g)(2) under the Securities Act that would prevent its use, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the SEC; the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the execution and delivery of this Agreement; and the final term sheet contemplated by Section 4(d) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(b)	[Intentionally Omitted.]

(c)	[Intentionally Omitted.]

(d)	[Intentionally Omitted.]

(e)	Other Documents. Counsel to the Underwriter shall have been furnished with such documents as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.

(f)	Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Disclosure Package and the Final Prospectus, as amended or supplemented as of the date hereof that, in the judgment of the Underwriter, is material and adverse and makes it, in the judgment of the Underwriter, impracticable to proceed to market and sell the Notes on the terms and in the manner contemplated by the Disclosure Package or the Final Prospectus, as so amended or supplemented.

(g)	No Conflict. No action shall have been taken, to the Company’s knowledge, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be cancelled on, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.            Reimbursement of Underwriter’s Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 4(l) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

7.            Indemnification and Contribution.

(a)	The Company agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (it being understood and agreed that the only such information furnished by the Underwriter consists of such information described as such in the Underwriter Blood Letter). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)

The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by the Underwriter consists of such information described as such in the Underwriter Blood Letter). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c)

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b) of this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b) of this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)	To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriter in respect thereof. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 7(d) hereof that were offered and sold to the public through the Underwriter exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.            Default by the Underwriter. If the Underwriter shall fail to purchase and pay for any of the Notes agreed to be purchased by the Underwriter hereunder, then this Agreement will terminate without liability to the Company. Nothing contained in this Agreement shall relieve the Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

9.            Underwriter Representations and Agreements.

(a)	The Underwriter agrees that it will timely file with the Corporate Financing Department of FINRA (the “Association”) any documents required to be filed under Rule 5110 of the FINRA Rules relating to the offering of the Notes.

(b)	In relation to Canada, the Underwriter represents and agrees with respect to the Notes offered or sold by it, that:

(i)        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

(ii)       Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Preliminary Final Prospectus or the Final Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(iii)      Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering contemplated by the Preliminary Final Prospectus and the Final Prospectus.

(c)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”):

(i)        The Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by the Preliminary Final Prospectus and the Final Prospectus to the

public in that Relevant Member State other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Underwriter nominated by the Company for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of the Notes shall require the Company or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

(ii)       For the purposes of this Section 9(c), the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

(iii)      The Preliminary Final Prospectus and the Final Prospectus have been prepared on the basis that all offers of the Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer of the Notes in that Relevant Member State which are the subject of the offering contemplated in the Preliminary Final Prospectus and the Final Prospectus may only do so in circumstances in which no obligation arises for the Company, its affiliates or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the Underwriter has authorized, nor will authorize, the making of any offer of the Notes in circumstances in which an obligation arises for the Company or the Underwriter to publish or supplement a prospectus pursuant to the Prospectus Directive for such offer.

(d)	In relation to the United Kingdom, the Underwriter represents and agrees with respect to the Notes offered or sold by it, that:

(i)        in relation to any Notes which have a maturity of less than one year, (1) it and each of its affiliates is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (2) it and each of its affiliates has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by the Company;

(ii)       it and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(iii)      it and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to it, its affiliates or the Company.

(e)	In relation to Hong Kong, the Underwriter represents and agrees with respect to the Notes offered or sold by it, that it has not offered or sold the Notes in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and has not issued, or possessed for the purpose of issuing, any advertisement, invitation or document relating to the Notes (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(f)

In relation to Singapore, the Underwriter represents and agrees with respect to the Notes offered or sold by it, that each of the Preliminary Final Prospectus and the Final Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. It has not circulated or distributed the Final Prospectus, the Basic Prospectus, any Free Writing Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, and it has not offered or sold the Notes, or made the Notes the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person pursuant to Section 275(2), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(g)	In relation to Japan, the Underwriter represents and agrees with respect to the Notes offered or sold by it, that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). It will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(h)	In the event that the offer or sale of the Notes by the Underwriter in any jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, the Underwriter represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. The Underwriter agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Notes, and will use its reasonable efforts to obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

10.          Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Notes on the Closing Date, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism, that, in the judgment of the Underwriter, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Underwriter, impracticable to proceed with completion of the public offering of, or purchase of and payment for, the Notes.

11.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 6 and 7 of this Agreement shall survive the termination or cancellation of this Agreement.

12.          Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Underwriter, at the address specified in Schedule II hereto, or if sent to the Company at:

Wells Fargo & Company

Attention: Treasury Global Funding

N9310-060

550 South 4th Street

Minneapolis, MN 55415

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

13.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which the

Underwriter may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company under this Agreement and (c) the Company’s engagement of the Underwriter in connection with the transactions contemplated by this Agreement is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Company, in connection with the purchase and sale of the Notes pursuant to this Agreement or the process leading to such purchase and sale.

15.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

16.          Governing Law. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

17.          Business Day. As used herein, the term “business day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close New York, New York.

18.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument along with all counterparts will represent a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
	Name:	Barbara S. Brett
	Title:	Senior Vice President and Assistant Treasurer

The foregoing Agreement is hereby

          confirmed and accepted as of the

          date specified in Schedule II hereto.

WELLS FARGO SECURITIES, LLC

By:	/s/ Tom Adelman
	Name:	Tom Adelman
	Title:	Vice President

[Signature Page to Wells Fargo & Company Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes

Wells Fargo Securities, LLC	$100,000,000

Total	$100,000,000

I

SCHEDULE II

Underwriting Agreement dated August 8, 2016 (this “Agreement”)

Registration Statement No. 333-195697

Underwriter, including address:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

Issuer:	Wells Fargo & Company

Title of Securities	Floating Rate Notes Due August 10, 2021 (the “Notes”)

Note Type:	Senior unsecured

Trade Date:	August 8, 2016

Settlement Date (T+2):	August 10, 2016

Maturity Date:	August 10, 2021

Aggregate Principal Amount Offered:	$100,000,000

Price to Public (Issue Price):	100.00%, plus accrued interest, if any, from August 10, 2016

Underwriting Discount (Gross Spread):	0.35%

All-in Price (Net of Underwriting Discount):	99.65%, plus accrued interest, if any, from August 10, 2016

Net Proceeds:	$99,650,000

Interest Rate:	Base Rate of LIBOR plus 0.90%

Interest Payment Dates:	February 10, May 10, August 10 and November 10, commencing November 10, 2016, and at maturity

Interest Reset Dates:	February 10, May 10, August 10 and November 10, commencing November 10, 2016

II

Designated LIBOR Page:	Page LIBOR01 as displayed on Reuters or any successor service (or such other page as may replace Page LIBOR01 on that service or successor service)

Index Maturity:	Three months

Interest Reset Period:	Quarterly

Initial Interest Rate:	LIBOR plus 0.90%, determined two London banking days prior to August 10, 2016

Benchmark:	Three-month LIBOR

Spread to Benchmark:	+90 basis points

CUSIP:	949746SF9

Listing:	None

Applicable Time: 1:22 P.M., New York City Time, August 8, 2016

Closing Date, Time and Location: 8:00 A.M., New York City Time, August 10, 2016 at the offices of Gibson, Dunn & Crutcher LLP, 555 Mission Street, Suite 3000, San Francisco, CA 94105.

II-2

SCHEDULE III

Free Writing Prospectuses Included in Disclosure Package

Free Writing Prospectus of the Company dated August 8, 2016 and filed pursuant to Rule 433 of the Act.

III